UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-36094	52-1652138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2017, the Board of Directors of The Community Financial Corporation (the “Company”) appointed E. Lawrence Sanders, III to the Company’s Board of Directors, effective upon the effective time of the merger (the “Effective Time”) of County First Bank (“County First”) with and into Community Bank of the Chesapeake, a wholly-owned subsidiary of the Company. Mr. Sanders will fill the vacancy on the Board created by the November 6, 2017 resignation of Eric Goldberg. Mr. Sanders is the current Chairman of the Board of County First. Mr. Sanders will be appointed to the Board of Director’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMUNITY FINANCIAL CORPORATION
(Registrant)

Date: December 21, 2017	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer